INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-74573 on Form S-8 of MedE America Corporation of our report dated August 27, 1999, appearing in this Annual Report on Form 10-K of MedE America Corporation for the year ended June 30, 1999.

DELOITTE & TOUCHE LLP

Jericho, New York
September 27, 1999




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